UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2016

Bay Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

7151 Columbia Gateway Drive, Suite A, Columbia, MD		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 312-5400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) and (b)       Voting Results.

At the annual meeting of stockholders of Bay Bancorp, Inc. (the “Corporation”) held on May 25, 2016, the stockholders voted on the four proposals set forth below. These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below.

Proposal 1 – The election of nine directors to serve on the Corporation’s Board of Directors until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified:

	For	Withheld	Abstain	Broker Non-Votes
Pierre Abushacra	5,389,938	28,590
Robert J. Aumiller	5,347,890	70,638
Steven K. Breeden	5,406,508	12,020
Mark M. Caplan	5,406,508	12,020
Michael J. Chiaramonte	5,389,938	28,590
Harold I. Hackerman	5,406,483	12,045
Eric D. Hovde	5,367,964	50,564
Charles L. Maskell, Jr.	5,406,508	12,020
Joseph J. Thomas	5,389,842	28,686

Proposal 2 – The ratification of the appointment of Dixon Hughes Goodman LLP as the Corporation’s independent registered public accounting firm for 2016:

For	Against	Abstain	Broker Non-Votes
7,231,960	21,961	5,975

Proposal 3 – The adoption of a non-binding advisory resolution approving the compensation paid to the Corporation’s named executive officers for 2015:

For	Against	Abstain	Broker Non-Votes
5,246,105	76,521	95,902	1,841,368

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANCORP, INC.

Dated: May 26, 2016	By:	/s/ Joseph J. Thomas
Joseph J. Thomas
President & CEO